Exhibit 10.7
BROKERAGE AGREEMENT
THIS BROKERAGE AGREEMENT (the “Agreement”) is entered into as of this 8th day of December, 2006, by and between CJD & Associates, L.L.C., a Kansas limited liability company (“CJD”), and First Life Brokerage, Inc., a Kansas corporation (“FLB”). CJD and FLB are referred to herein collectively as the “Parties,” and each individually as a “Party.”
WHEREAS, CJD is a direct wholly owned subsidiary of Brooke Brokerage Corporation (“BBC”) and an indirect wholly owned subsidiary of Brooke Corporation (“BC”) and BBC, Brooke Credit Corporation, a Kansas corporation (“BCC”) and Brooke Franchise Corporation, a Missouri corporation (“BFC”) are each direct wholly owned subsidiaries of BC;
WHEREAS, FLB and First Life America Corporation, a Kansas corporation (“FLAC”), are each direct wholly owned subsidiaries of First American Capital Corporation, a Kansas corporation (“FACC”);
WHEREAS, CJD is currently engaged in the businesses of (a) consulting with managing general agents and managing agencies regarding (i) acquisitions of managing general agencies, (ii) financing of such acquisitions or other activities or needs of managing general agencies, and (iii) other borrower’s assistance services; (b) referring such managing general agents and managing general agencies to BCC for the purpose of obtaining commercial loans from BCC for such acquisitions, activities or needs (such loans, the “MGA Loans”) and (c) providing collateral preservation services to BCC with respect to MGA Loans (such businesses, collectively, the “MGA Loan Brokerage Business”), for which CJD receives a fee from the borrower that may be funded by BCC’s loan to the borrower and/or compensation from BCC for collateral preservation services;
WHEREAS, CJD is currently also engaged in business as a wholesale property and casualty insurance broker, specializing in excess and surplus lines brokerage services pursuant to which CJD assists unaffiliated insurance agents and franchisees of BFC (“Brooke Franchisees”) in finding for their customers insurance coverage for hard-to-place and niche risks (“CJD’s E&S Brokerage Business”);
WHEREAS, CJD is not currently engaged in the life insurance brokerage business;
WHEREAS, FLB is currently engaged in the business of brokering life, health, disability, and annuity products underwritten by insurance companies other than FLAC (the “Life Insurance Brokerage Business”);
WHEREAS, BC and FACC are parties to a Stock Purchase and Sale Agreement dated October 6, 2006 (the “Stock Agreement”), pursuant to which, in part, the parties thereto agreed that BC would cause CJD and FACC would cause FLB to execute and deliver at the closing of the Stock Agreement a brokerage agreement by which all of the future life insurance brokerage business of CJD and FLB and all of the future MGA loan brokerage business of CJD and FLB shall be conducted by FLB;
WHEREAS, the Parties are entering into this Agreement pursuant to Section 1.2(b) of the Stock Agreement;

WHEREAS, the agreements of the Parties in this Agreement are material inducements to Brooke and FACC to enter into and perform under the Stock Agreement and the agreements of FACC in the Stock Agreement are a material inducement to CJD to enter into and perform under this Agreement; and
WHEREAS, CJD and FLB desire to set forth in this Brokerage Agreement the terms and agreements by which (1) FLB will conduct new MGA Loan Brokerage Business after the date hereof, (2) FLB will conduct the Life Insurance Brokerage Business after the date hereof; and (3) CJD will not conduct any new MGA Loan Brokerage Business or any Life Insurance Brokerage Business after the date hereof;
NOW, THEREFORE, in consideration of the foregoing recitals, the premises, and the mutual promises covenants, conditions and undertakings contained herein, the Parties agree as follows:
1. MGA Loan Brokerage Business. Effective on the date of this Agreement first set forth above (the “Effective Date”), (a) FLB shall commence conducting in a diligent manner at FLB’s expense the MGA Loan Brokerage Business with respect to which no written consulting agreements or written borrower’s assistance plans have been executed by CJD and customers prior to such date (“FLB’s MGA Loan Brokerage Business”), (b) CJD shall discontinue its MGA Loan Brokerage Business conducted prior to such date, except with respect to the completion of any outstanding rights and obligations under written consulting agreements or written borrower’s assistance plans between CJD and customers executed prior to such date, written collateral preservation agreements between CJD and BCC executed prior to such date, or written consulting agreements between CJD and third-party consultants executed prior to such date by which such consultants perform some or all of CJD’s obligations under collateral preservation agreements with BCC, as listed on Schedule 1 attached hereto (all MGA Loan Brokerage Business conducted by CJD prior to such date and, pursuant to this Subsection 1(b), after such date to be referred to herein as “CJD’s MGA Loan Brokerage Business”), (c) CJD shall provide to FLB information regarding its business methods, processes and know-how theretofore utilized by CJD in connection with CJD’s MGA Loan Brokerage Business, (d) CJD shall, on and after such day, refer to FLB any MGA Loan Brokerage Business leads or inquiries (i) theretofore received by CJD, but for which no written contracts or written and binding commitments have been entered into, and (ii) thereafter received by CJD, (e) CJD shall consult with FLB on specific MGA Loan Brokerage Business opportunities, (f) CJD shall make its MGA industry contact listings available to FLB, and (g) CJD shall not refer to any of its affiliates (other than FLB) any MGA Loan Brokerage Business leads or inquiries or consult with such affiliates on MGA Loan Brokerage Business opportunities. After any cessation by FLB of FLB’s MGA Loan Brokerage Business for any period of thirty (30) consecutive calendar days after the date hereof for any reason, then, if FLB fails to resume the MGA Loan Brokerage Business within ten (10) calendar days after delivery of written notice from CJD to FLB, nothing herein shall thereafter (i) preclude CJD from engaging in any MGA Loan Brokerage Business, (ii) preclude CJD from referring any MGA Mortgage Loan Brokerage Business to an individual, entity or business other than FLB, or (iii) require CJD to perform any obligations under Sections 1 or 4 of this Agreement.
2. Life Insurance Brokerage Business. FLB shall continue to conduct its Life Insurance Brokerage Business diligently and in the ordinary course of its business. CJD agrees that it will not engage in the Life Insurance Brokerage Business and will refer to FLB all life insurance brokerage inquiries that CJD receives from states in which FLB is licensed as a life insurance broker. Nothing herein shall preclude CJD from (a) engaging in the Life Insurance Brokerage Business after any cessation by FLB of either its Life Insurance Brokerage Business or

BROKERAGE AGREEMENT	2	December 8, 2006

FLB’s MGA Loan Brokerage Service, or (b) referring at any time life insurance brokerage inquiries from states in which FLB is not then licensed as a life insurance broker to parties other than FLB.
3. President. FLB and CJD agree that Michael S. Hess (“Hess”) shall be elected President of FLB as soon as practicable on or after the Effective Date and CJD agrees that it will release Hess from any employment obligations effective January 1, 2007. FLB agrees that its Board of Directors will take any and all actions necessary to elect Hess President in accordance with this Section 4.
4. Consulting by CJD. CJD shall allow FLB the reasonable use of CJD employees (for so long as they are employed by CJD) involved in CJD’s MGA Loan Brokerage Business, provided that FLB shall reimburse CJD as mutually agreed upon by FLB and CJD. In no event shall the reimbursement cost to FLB exceed the hourly cost of services provided by any such employee based on his or her hours spent in providing such services and his or her hourly rate of wages or base salary with CJD at the time such services are provided.
5. Exclusions.
(a) FLB acknowledges and agrees that CJD’s E&S Brokerage Business; any consulting, borrower’s assistance, collateral preservation, or other services provided by CJD to the funeral home/death care/final expense industry or any industry other than the managing general agent/agency industry; the management of Bermuda captive insurance companies; and any business in which CJD is engaged on the date hereof or shall become engaged in the future, other than FLB’s MGA Loan Brokerage Business and the Life Insurance Brokerage Business, are expressly excluded from the obligations of CJD under this Agreement and CJD shall be entitled to engage in any and all businesses other than FLB’s MGA Loan Brokerage Business and the Life Insurance Brokerage Business after the Effective Date.
(b) FLB acknowledges and agrees that any obligations, limitations or restrictions in this Agreement applicable to CJD shall not apply to any affiliate of BC other than CJD. For purposes of this Agreement, an “affiliate” of a specified entity is an entity that directly, or indirectly through one on more intermediaries, controls, or is controlled by, or under common control with, the person specified.
(c) FLB and CJD agree that the obligations, limitations and restrictions imposed upon CJD shall not obligate, limit or restrict the ability of Brooke Franchisees to broker, solicit or sell life insurance or annuity products, or any other products or services, directly to customers (regardless of whether or not such customers are customers of FLB or any of its affiliates) or through any other broker or agent (other than Life Insurance Brokerage Business through CJD) or otherwise obligate, limit or restrict Brooke Franchisees in any respect. Nothing herein shall prevent FLB from providing Life Insurance Brokerage Services directly to customers of Brooke affiliates or Brooke Franchisees or through such Brooke affiliates or Brooke Franchisees, provided that any provision of Life Insurance Brokerage Services by FLB through Brooke affiliates (other than FLB, if then a Brooke affiliate) or Brooke Franchisees shall be subject to BFC’s prior approval and pursuant to a written agreement between the applicable Brooke affiliate and not pursuant to any direct agreement between FLB and a Brooke Franchisee.

BROKERAGE AGREEMENT	3	December 8, 2006

6. FLB Financial Statements. After the Effective Date and through the date when FACC publishes its consolidated financial statements for the fiscal quarter ended September 30, 2009, FLB shall prepare in accordance with generally accepted accounting principles (except for the absence of footnotes solely applicable to FLB) no less frequently than quarterly (based on FACC’s fiscal quarters unless otherwise agreed by FLB and CJD) and provide to CJD financial statements of FLB that are (a) separate from any consolidated or other financial statements of FACC or any other FACC affiliate, and (b) reviewed by an independent accounting firm in the same manner that such accounting firm would review the quarterly financial statements of FACC. Such review of FLB financial statements may be conducted by the same independent accounting firm as conducts audits and reviews of FACC’s financial statements that are included in FACC’s filings with the Securities and Exchange Commission.
7. Indemnification.
(a) FLB hereby agrees to indemnify and hold CJD and its affiliates (other than FLB, if an affiliate), and the officers, directors, agents and employees of CJD and such affiliates (collectively, the “CJD Indemnitees”) harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys’ fees and disbursements, incurred by any of the CJD Indemnities as a result of any claim made against any of the CJD Indemnitees by any third party arising out of provision of any MGA Loan Brokerage Services by FLB, provision of any Life Insurance Brokerage Services by FLB, the conduct of any business by FLB other than the provision of MGA Loan Brokerage Services or Life Insurance Brokerage Services, the performance by FLB of any of its obligations under this Agreement, or the failure by FLB to perform any of its obligations under this Agreement.
(b) CJD hereby agrees to indemnify and hold FLB and its affiliates (other than CJD, if an affiliate), and the officers, directors, agents and employees of FLB and such affiliates (collectively, the “FLB Indemnitees”) harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys’ fees and disbursements, incurred by any of the FLB Indemnities as a result of any claim made against any of the FLB Indemnitees by any third party arising out of provision of the MGA Loan Brokerage Services by CJD, the conduct of any business by CJD other than the provision of MGA Loan Brokerage Services, the performance by CJD of any of its obligations under this Agreement, or the failure by CJD to perform any of its obligations under this Agreement.
8. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.
9. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
10. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. This Agreement is assignable in whole or in part by BBC.

BROKERAGE AGREEMENT	4	December 8, 2006

11. Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.
12. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
13. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:
If to FLB:
President
First Life Brokerage, Inc.
1303 S.W. First American Place
Topeka, KS 66604
Facsimile: (785) 267-7079
With copies to each member of the Independent Director Committee as defined in the Stock Purchase Agreement.
If to CJD:
President
CJD & Associates, L.L.C.
10950 Grandview Drive, Suite 500
Overland Park, KS 66210
Facsimile: (913) 469-1177
Any Party may change the address to which notices, copies, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF KANSAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF KANSAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF KANSAS.
15. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or

BROKERAGE AGREEMENT	5	December 8, 2006

breach of any agreement or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of any agreement or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
17. Expenses. Except as expressly set forth herein, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and stock) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by FLB when due, and FLB shall, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their affiliates to, join in the execution of any such tax returns and other documentation.
18. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

BROKERAGE AGREEMENT	6	December 8, 2006

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

FIRST LIFE BROKERAGE, INC.
By:	/s/ Harland E. Priddle
	Name:	Harland E. Priddle
	Title:	Chairman

CJD & ASSOCIATES, L.L.C.
By:	/s/ Michael S. Hess
	Name:	Michael S. Hess
	Title:	President

BROKERAGE AGREEMENT	7	December 8, 2006